UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 21, 2017

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 2.06.  Material Impairments.

On February 21, 2017, the Audit Committee of Visualant, Incorporated (the “Company”) reviewed the TransTech System, Inc. operations and based on the capital intensive nature of the business and operating results determined that the goodwill value of $983,645 was impaired. The Company recorded an impairment of goodwill associated with TransTech of $483,645 during the three months December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Jeff Wilson
Jeff Wilson, CFO

February 23, 2017